                                                                      EXHIBIT 20


FOR IMMEDIATE RELEASE                                            July 19, 2001
---------------------
Baltimore, Maryland

MERCANTILE BANKSHARES REPORTS INCREASE IN NET INCOME


     Edward J. Kelly, III, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK), today reported that, for the quarter ended June 30, 2001, net income was $44,624,000, a 4.9% increase over net income of $42,537,000 for the same period in 2000. Diluted net income per share was $.62 for the second quarter 2001, unchanged from the second quarter last year. Weighted average shares used in the calculation were 71,802,000 for this quarter, an increase of 4.7% over the 68,556,000 reported for the same quarter last year. The number of shares for 2001 included 3,361,000 shares issued for the two bank acquisitions completed in the second half of 2000. Diluted cash net income per share, which excludes amortization of goodwill in the calculation, was $.66 for the second quarter 2001 as compared to $.63 for the same period in 2000.

     For the first six months of 2001, net income was $90,982,000, an increase of 8.2% over the $84,122,000 reported for the comparable period in 2000. Diluted net income per share for the first half of 2001 was $1.27, a 4.1% increase over the $1.22 for the same period last year. Diluted cash net income per share was $1.33 for the first half of 2001, an increase of 6.4% over the $1.25 reported for the same period last year.


     Net interest income for the quarter ended June 30, 2001, increased 3.4% to $103,908,000 from $100,471,000 the prior year. The growth in net interest income was attributable to the continuing strong growth in average earning assets. Average loans increased 13.9% from prior year to $6,855,353,000. The banks acquired in 2000 accounted for approximately 30% of this growth. Funding for the increase in earning assets came from a 16.5% growth in average total deposits, with the recent acquisitions accounting for approximately 35% of this growth. Offsetting the positive growth in earning assets was a decline in the net interest margin to 4.84% from 5.32% in the second quarter of 2000. This decline was attributable to the 275 basis point reduction in short-term interest rates by the Federal Reserve during the first half of 2001, with a reduction of 125 basis points occurring in the second quarter. The company is asset sensitive, with assets repricing more quickly than liabilities in response to changes in interest rates. As a result, Mercantile's net interest margin tends to compress and growth in net interest income tends to slow in a falling interest rate environment.

     Net interest income for the first six months of 2001 increased to $208,878,000 or 6.0% over the $197,114,000 for last year. The growth in net interest income was attributable to strong average loan growth of 15.3% which was funded by average deposit growth of 15.7%. Net interest margin declined to 4.96%, from 5.27% for the first half of last year, which partially offset the positive impact from loan growth.


                                   (continued)

MERCANTILE BANKSHARES CORPORATION                                 Page 2 of 8


     During the quarter ended June 30, 2001, nonperforming assets increased $4,981,000 from March 31, 2001, to $38,404,000 or .55% of period-end loans and other real estate owned. This increase was primarily attributable to one commercial leasing customer. The comparable ratios were .49% and .45%, at March 31, 2001 and June 30, 2000, respectively. The allowance for loan losses at June 30, 2001, was 2.07% of total loans, remaining the same as at March 31, 2001 and June 30, 2000.

     For the second quarter 2001, noninterest income increased 13.6% from last year. Trust Division revenues improved slightly compared to second quarter last year. Mortgage banking revenues more than tripled from that reported for the second quarter last year. Revenues benefited from increased volume in residential and multifamily loan originations and this was the first full quarter to include results of the commercial real estate financing subsidiary acquired in March 2001. Included in other income were gains of $510,000 from sales of bank-owned buildings.

     Noninterest expenses for the quarter ended June 30, 2001, increased 9.5% to $65,406,000 from $59,707,000 for the second quarter of 2000. The key measure of expense management is the efficiency ratio which was 46.5%. The increase in salaries was a result of increased staff from acquisitions. Employee benefits increased from the prior year due to a general increase in costs for health and welfare benefit plans. Net occupancy expense increased compared to last year's second quarter, which was also attributable to acquisitions. Other expenses declined 1.4% from prior year. Amortization of goodwill, which increased by 160.2% over prior year, included accelerated amortization of $361,000 as a result of the prepayment of investment securities owned by a recently acquired bank.

     Return on average assets for the second quarter was 1.95%, return on average tangible equity was 17.15% and average tangible equity to average assets was 12.15%. For the six months ended June 30, 2001, return on average assets was 2.03%, return on average tangible equity was 17.73% and average tangible equity to average assets was 12.18%. These key performance measures reflect Mercantile's continuing profitability and financial strength.

     At June 30, 2001, total assets increased 12.6% to $9,280,542,000 compared to $8,238,956,000 one year earlier. The recent acquisitions accounted for approximately 40% of this growth. Shareholders' equity at June 30, 2001, was $1,237,813,000, an increase of 22.5% from $1,010,354,000 at the end of June
2000. Effective with the June 2001 Board meeting, the quarterly per share dividend rate was increased 7.7% to $.28 from $.26.

     Additional financial information is attached.

                           David E. Borowy
                           Investor Relations Officer
                           (410) 347-8361

[LOGO OF MERCANTILE]
                       MERCANTILE BANKSHARES CORPORATION
                        CONSOLIDATED FINANCIAL SUMMARY
                     (in thousands, except per share data)


                                                        For the Six Months Ended                   For the Quarter Ended
                                                               June 30,                                  June 30,
                                                  --------------------------------------    ----------------------------------------
                                                                                 % Incr.                                 % Incr.
                                                       2001          2000        (Decr.)          2001      2000          (Decr.)
                                                  --------------------------------------    ----------------------------------------
OPERATING RESULTS
------------------------------------------------------------------------------------------------------------------------------------
Net interest income                                  $208,878       $197,114        6.0%       $103,908     $100,471        3.4%
------------------------------------------------------------------------------------------------------------------------------------
Net interest income - taxable equivalent              212,162        199,553        6.3         105,516      101,710        3.7
------------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                               6,129          8,429      (27.3)          3,178        5,414      (41.3)
------------------------------------------------------------------------------------------------------------------------------------
Net income                                             90,982         84,122        8.2          44,624       42,537        4.9
------------------------------------------------------------------------------------------------------------------------------------

PER COMMON SHARE DATA
------------------------------------------------------------------------------------------------------------------------------------
Basic net income                                       $ 1.28         $ 1.23        4.1%         $  .63       $  .63          -%
------------------------------------------------------------------------------------------------------------------------------------
Diluted net income                                       1.27           1.22        4.1             .62          .62          -
------------------------------------------------------------------------------------------------------------------------------------
Diluted cash basis                                       1.33           1.25        6.4             .66          .63        4.8
------------------------------------------------------------------------------------------------------------------------------------
Dividends paid                                            .54            .50        8.0             .28          .26        7.7
------------------------------------------------------------------------------------------------------------------------------------
Book value at period end                                17.38          14.85       17.0
------------------------------------------------------------------------------------------------------------------------------------
Market value at period end                              39.13          29.81       31.3
------------------------------------------------------------------------------------------------------------------------------------
Market range:
------------------------------------------------------------------------------------------------------------------------------------
    High                                                44.50          35.31       26.0           40.10        35.31       13.6
------------------------------------------------------------------------------------------------------------------------------------
    Low                                                 33.63          23.75       41.6           35.44        26.88       31.8
------------------------------------------------------------------------------------------------------------------------------------

AVERAGE  BALANCE SHEET DATA
------------------------------------------------------------------------------------------------------------------------------------
Total loans                                        $6,804,704     $5,901,988       15.3%     $6,855,353   $6,020,014       13.9%
------------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                8,618,860      7,613,293       13.2       8,743,321    7,688,126       13.7
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                        9,049,533      8,001,407       13.1       9,177,354    8,086,282       13.5
------------------------------------------------------------------------------------------------------------------------------------
Total deposits                                      6,919,502      5,978,648       15.7       7,036,065    6,038,922       16.5
------------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity                                1,195,466      1,003,749       19.1       1,210,377    1,010,134       19.8
------------------------------------------------------------------------------------------------------------------------------------

STATISTICS AND RATIOS  (Net income annualized)
------------------------------------------------------------------------------------------------------------------------------------
Return on average assets                                 2.03%          2.11%                      1.95%        2.12%
------------------------------------------------------------------------------------------------------------------------------------
Return on average equity                                15.35          16.85                      14.79        16.94
------------------------------------------------------------------------------------------------------------------------------------
Return on average tangible equity                       17.73          18.06                      17.15        18.13
------------------------------------------------------------------------------------------------------------------------------------
Average equity to average assets                        13.21          12.54                      13.19        12.49
------------------------------------------------------------------------------------------------------------------------------------
Average tangible equity to average assets               12.18          12.04                      12.15        12.00
------------------------------------------------------------------------------------------------------------------------------------
Net interest rate spread-taxable equivalent              3.80           4.18                       3.71         4.20
------------------------------------------------------------------------------------------------------------------------------------
Net interest margin on earning assets-taxable
   equivalent                                            4.96           5.27                       4.84         5.32
------------------------------------------------------------------------------------------------------------------------------------
Efficiency ratio                                        45.81          45.38                      46.47        44.83
------------------------------------------------------------------------------------------------------------------------------------

Bank offices                                              189            181          8
------------------------------------------------------------------------------------------------------------------------------------
Employees                                               2,987          2,811        176
------------------------------------------------------------------------------------------------------------------------------------

CREDIT QUALITY DATA AT PERIOD END
------------------------------------------------------------------------------------------------------------------------------------
Net charge-offs/(recoveries)                           $1,136          $ (82)         -%           $370          $95      289.5%
------------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                       38,338         26,470       44.8
------------------------------------------------------------------------------------------------------------------------------------
Renegotiated loans                                          -              -          -
------------------------------------------------------------------------------------------------------------------------------------
Total nonperforming loans                              38,338         26,470       44.8
------------------------------------------------------------------------------------------------------------------------------------
Other real estate owned, net                               66          1,321      (95.0)
------------------------------------------------------------------------------------------------------------------------------------
Total nonperforming assets                             38,404         27,791       38.2
------------------------------------------------------------------------------------------------------------------------------------

CREDIT QUALITY RATIOS
------------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses (annualized)
     as a percent of period-end loans                     .18%           .28%                       .18%         .36%
------------------------------------------------------------------------------------------------------------------------------------
Net charge-offs/(recoveries) - annualized
     as a percent of period-end loans                     .03              -                        .02          .01
------------------------------------------------------------------------------------------------------------------------------------
Nonperforming loans as a
     percent of period-end loans                          .55            .43
------------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
     as a percent of period-end loans                    2.07           2.07
------------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
     as a percent of nonperforming loans               374.58         477.93
------------------------------------------------------------------------------------------------------------------------------------
Other real estate owned as a percent of
     period-end loans and other real estate owned           -            .02
------------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets as a percent of
     period-end loans and other real estate owned         .55            .45
------------------------------------------------------------------------------------------------------------------------------------

In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance. For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

[LOGO OF MERCANTILE]
                       MERCANTILE BANKSHARES CORPORATION
                       STATEMENT OF CONSOLIDATED INCOME
                     (in thousands, except per share data)

                                                            For the Six Months Ended              For the Quarter Ended
                                                                  June 30,                                June 30,
                                                      ------------------------------------  ----------------------------------------
                                                                       Increase/(Decrease)                       Increase/(Decrease)
                                                                       -------------------                       -------------------
                                                         2001      2000   Amount      %       2001      2000      Amount       %
                                                      ------------------------------------  ----------------------------------------
INTEREST INCOME
------------------------------------------------------------------------------------------------------------------------------------
Interest and fees on loans                           $285,066  $256,907  $28,159    11.0 %  $139,639  $132,735    $6,904      5.2 %
------------------------------------------------------------------------------------------------------------------------------------
Interest and dividends on investment securities:
------------------------------------------------------------------------------------------------------------------------------------
   Taxable interest income                             45,904    46,470     (566)   (1.2)     23,002    22,628       374      1.7
------------------------------------------------------------------------------------------------------------------------------------
   Tax-exempt interest income                           1,002       349      653   187.1         514       202       312    154.5
------------------------------------------------------------------------------------------------------------------------------------
   Dividends                                              680       682       (2)   (0.3)        313       284        29     10.2
------------------------------------------------------------------------------------------------------------------------------------
   Other investment income                              1,690        68    1,622       -         840        35       805        -
------------------------------------------------------------------------------------------------------------------------------------
                                                       49,276    47,569    1,707     3.6      24,669    23,149     1,520      6.6
------------------------------------------------------------------------------------------------------------------------------------
Other interest income                                   2,573       607    1,966   323.9       1,865       379     1,486    392.1
------------------------------------------------------------------------------------------------------------------------------------
        Total interest income                         336,915   305,083   31,832    10.4     166,173   156,263     9,910      6.3
------------------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
------------------------------------------------------------------------------------------------------------------------------------
Interest on deposits                                  108,938    82,331   26,607    32.3      53,793    42,326    11,467     27.1
------------------------------------------------------------------------------------------------------------------------------------
Interest on short-term borrowings                      16,054    22,831   (6,777)  (29.7)      6,947    12,063    (5,116)   (42.4)
------------------------------------------------------------------------------------------------------------------------------------
Interest on long-term debt                              3,045     2,807      238     8.5       1,525     1,403       122      8.7
------------------------------------------------------------------------------------------------------------------------------------

        Total interest expense                        128,037   107,969   20,068    18.6      62,265    55,792     6,473     11.6
------------------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME                                   208,878   197,114   11,764     6.0     103,908   100,471     3,437      3.4
------------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                               6,129     8,429   (2,300)  (27.3)      3,178     5,414    (2,236)   (41.3)
------------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                             202,749   188,685   14,064     7.5     100,730    95,057     5,673      6.0
------------------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
------------------------------------------------------------------------------------------------------------------------------------
Trust Division services                                34,659    34,254      405     1.2      17,528    17,364       164      0.9
------------------------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts                    13,300    11,696    1,604    13.7       6,880     5,937       943     15.9
------------------------------------------------------------------------------------------------------------------------------------
Mortgage banking related fees                           4,861     1,494    3,367   225.4       3,267       765     2,502    327.1
------------------------------------------------------------------------------------------------------------------------------------
Investment securities gains and (losses)                1,539        69    1,470       -           -         -         -        -
------------------------------------------------------------------------------------------------------------------------------------
Other income                                           15,114    13,645    1,469    10.8       8,083     7,412       671      9.1
------------------------------------------------------------------------------------------------------------------------------------

        Total noninterest income                       69,473    61,158    8,315    13.6      35,758    31,478     4,280     13.6
------------------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
Salaries                                               60,565    56,663    3,902     6.9      30,985    28,718     2,267      7.9
------------------------------------------------------------------------------------------------------------------------------------
Employee benefits                                      15,136    13,483    1,653    12.3       7,210     6,325       885     14.0
------------------------------------------------------------------------------------------------------------------------------------
Net occupancy expense of bank premises                  6,771     5,459    1,312    24.0       3,336     2,773       563     20.3
------------------------------------------------------------------------------------------------------------------------------------
Furniture and equipment expenses                       11,748    11,219      529     4.7       5,744     5,451       293      5.4
------------------------------------------------------------------------------------------------------------------------------------
Communications and supplies                             6,573     6,073      500     8.2       3,296     2,961       335     11.3
------------------------------------------------------------------------------------------------------------------------------------
Amortization of goodwill                                4,805     1,916    2,889   150.8       2,493       958     1,535    160.2
------------------------------------------------------------------------------------------------------------------------------------
Other expenses                                         22,472    23,464     (992)   (4.2)     12,342    12,521      (179)    (1.4)
------------------------------------------------------------------------------------------------------------------------------------

        Total noninterest expenses                    128,070   118,277    9,793     8.3      65,406    59,707     5,699      9.5
------------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                            144,152   131,566   12,586     9.6      71,082    66,828     4,254      6.4
------------------------------------------------------------------------------------------------------------------------------------
Applicable income taxes                                53,170    47,444    5,726    12.1      26,458    24,291     2,167      8.9
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME                                            $90,982   $84,122   $6,860     8.2     $44,624   $42,537    $2,087      4.9
-------------------------------------------------================================---------===============================-----------

Weighted average shares outstanding                    71,153    68,264    2,889     4.2      71,186    68,036     3,150      4.6
-------------------------------------------------================================---------===============================-----------

Adjusted weighted average shares outstanding           71,786    68,733    3,053     4.4      71,802    68,556     3,246      4.7
-------------------------------------------------================================---------===============================-----------

NET INCOME PER COMMON SHARE:
  BASIC                                                 $1.28     $1.23    $0.05     4.1       $0.63     $0.63         -        -
-------------------------------------------------================================---------===============================-----------
  DILUTED                                               $1.27     $1.22    $0.05     4.1       $0.62     $0.62         -        -
-------------------------------------------------================================---------===============================-----------

[LOGO OF MERCANTILE]
                       MERCANTILE BANKSHARES CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                     (In thousands, except per share data)


                                                                                          June 30,
                                                                -----------------------------------------------------------------
                                                                                                         Increase/(Decrease)
                                                                                                     ----------------------------
                                                                  2001                  2000            Amount            %
                                                                -----------------------------------------------------------------
ASSETS

---------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                         $    294,679       $    272,610     $    22,069           8.1 %
---------------------------------------------------------------------------------------------------------------------------------
Interest-bearing deposits in other banks                                 356                153             203         132.7
---------------------------------------------------------------------------------------------------------------------------------
Investment securities:
  Available-for-sale at fair value
    U.S. Treasury and government agencies                          1,639,236          1,551,457          87,779           5.7
---------------------------------------------------------------------------------------------------------------------------------
    States and political subdivisions                                  1,370              1,331              39           2.9
---------------------------------------------------------------------------------------------------------------------------------
    Other investments                                                 59,627             17,350          42,277         243.7
---------------------------------------------------------------------------------------------------------------------------------
  Held-to-maturity
    States and political subdivisions - fair value of
      $42,131 (2001) and $17,692 (2000)                               40,706             17,689          23,017         130.1
---------------------------------------------------------------------------------------------------------------------------------
    Other investments - fair value of
      $13,454 (2001) and $10,859 (2000)                               13,454             10,859           2,595          23.9
---------------------------------------------------------------------------------------------------------------------------------
        Total investment securities                                1,754,393          1,598,686         155,707           9.7
---------------------------------------------------------------------------------------------------------------------------------

Federal funds sold                                                    36,364             68,023         (31,659)        (46.5)
---------------------------------------------------------------------------------------------------------------------------------

Loans held-for-sale                                                   43,403              6,641          36,762         553.6
---------------------------------------------------------------------------------------------------------------------------------

Loans                                                              6,923,139          6,113,470         809,669          13.2
---------------------------------------------------------------------------------------------------------------------------------
Less: allowance for loan losses                                     (143,605)          (126,508)         17,097          13.5
---------------------------------------------------------------------------------------------------------------------------------
        Loans, net                                                 6,779,534          5,986,962         792,572          13.2
---------------------------------------------------------------------------------------------------------------------------------

Bank premises and equipment, net                                     103,386             96,459           6,927           7.2
---------------------------------------------------------------------------------------------------------------------------------
Other real estate owned, net                                              66              1,321          (1,255)        (95.0)
---------------------------------------------------------------------------------------------------------------------------------
Goodwill, net                                                        106,971             44,566          62,405         140.0
---------------------------------------------------------------------------------------------------------------------------------
Other intangible assets, net                                           7,737              4,671           3,066          65.6
---------------------------------------------------------------------------------------------------------------------------------
Other assets                                                         153,653            158,864          (5,211)         (3.3)
---------------------------------------------------------------------------------------------------------------------------------
        Total assets                                            $  9,280,542       $  8,238,956     $ 1,041,586          12.6
----------------------------------------------------------------================================================-----------------

LIABILITIES

Deposits:
    Noninterest-bearing deposits                                $  1,657,547       $  1,499,743     $   157,804          10.5
---------------------------------------------------------------------------------------------------------------------------------
    Interest-bearing deposits                                      5,471,217          4,624,696         846,521          18.3
---------------------------------------------------------------------------------------------------------------------------------
        Total deposits                                             7,128,764          6,124,439       1,004,325          16.4
---------------------------------------------------------------------------------------------------------------------------------
Short-term borrowings                                                717,328            929,988        (212,660)        (22.9)
---------------------------------------------------------------------------------------------------------------------------------
Accrued expenses and other liabilities                               112,437             91,628          20,809          22.7
---------------------------------------------------------------------------------------------------------------------------------
Long-term debt                                                        84,200             82,547           1,653           2.0
---------------------------------------------------------------------------------------------------------------------------------
        Total liabilities                                          8,042,729          7,228,602         814,127          11.3
---------------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

Preferred stock, no par value; authorized
  2,000,000 shares; issued and outstanding--None
Common stock, $2 par value;
  authorized 130,000,000 shares                                      142,475            136,106           6,369           4.7
---------------------------------------------------------------------------------------------------------------------------------
Capital surplus                                                      218,876            132,309          86,567          65.4
---------------------------------------------------------------------------------------------------------------------------------
Retained earnings                                                    853,289            746,341         106,948          14.3
---------------------------------------------------------------------------------------------------------------------------------
Accumulated other comprehensive income (loss)                         23,173             (4,402)         27,575         626.4
---------------------------------------------------------------------------------------------------------------------------------
        Total shareholders' equity                                 1,237,813          1,010,354         227,459          22.5
---------------------------------------------------------------------------------------------------------------------------------
          Total liabilities and shareholders' equity            $  9,280,542       $  8,238,956     $ 1,041,586          12.6
----------------------------------------------------------------================================================-----------------


---------------------------------------------------------------------------------------------------------------------------------
Actual shares outstanding                                             71,237             68,053           3,184           4.7
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
Book value per common share                                           $17.38             $14.85           $2.53          17.0
---------------------------------------------------------------------------------------------------------------------------------

[LOGO OF MERCANTILE]
                       MERCANTILE BANKSHARES CORPORATION
                      CONSOLIDATED AVERAGE BALANCE SHEETS
                                (In thousands)


                                                           For the Six Months Ended                For the Quarter Ended
                                                                  June 30,                                June 30,
                                                  ----------------------------------------  --------------------------------------

                                                          2001                2000                2001                2000
                                                  ----------------------------------------  --------------------------------------
Earning assets                                     Average    Yield*/   Average    Yield*/  Average    Yield*/    Average  Yield*/
  Loans:                                           Balance     Rate     Balance     Rate    Balance     Rate      Balance    Rate
----------------------------------------------------------------------------------------------------------------------------------
    Commercial                                    $2,374,650   8.61%   $2,144,884   9.20%  $2,372,337    8.18%  $2,194,810   9.40%
----------------------------------------------------------------------------------------------------------------------------------
    Real Estate                                    3,609,728   8.44     3,041,383   8.62    3,668,374    8.23    3,090,451   8.68
----------------------------------------------------------------------------------------------------------------------------------
    Consumer                                         820,326   8.64       715,721   8.59      814,642    8.49      734,753   8.64
----------------------------------------------------------------------------------------------------------------------------------
          Total loans                              6,804,704   8.52     5,901,988   8.83    6,855,353    8.24    6,020,014   8.94
----------------------------------------------------------------------------------------------------------------------------------

  Federal funds sold                                 108,011   4.65        19,251   6.30      167,007    4.29       22,004   6.89
----------------------------------------------------------------------------------------------------------------------------------
  Securities purchased under resale agreements         4,420   3.42             -      -        8,791    3.42            -      -
----------------------------------------------------------------------------------------------------------------------------------

  Securities:**
   Taxable securities
     U.S. Treasury securities                      1,345,980   5.61     1,605,162   5.61    1,294,228    5.57    1,554,033   5.61
----------------------------------------------------------------------------------------------------------------------------------
     U.S. Agency securities                          253,343   6.73        52,580   6.53      314,996    6.39       58,481   6.67
----------------------------------------------------------------------------------------------------------------------------------
     Other stocks and bonds                           61,694   8.04        20,049   8.44       60,846    7.86       17,264   8.48
----------------------------------------------------------------------------------------------------------------------------------
   Tax-exempt securities
     States and political subdivisions                40,333   8.28        14,111   8.22       41,744    8.17       16,177   8.30
----------------------------------------------------------------------------------------------------------------------------------
          Total securities                         1,701,350   5.93     1,691,902   5.69    1,711,814    5.87    1,645,955   5.70
----------------------------------------------------------------------------------------------------------------------------------

  Interest-bearing deposits in other banks               375   5.30           152   4.77          356    5.35          153   5.05
----------------------------------------------------------------------------------------------------------------------------------
          Total earning assets                     8,618,860   7.96     7,613,293   8.12    8,743,321    7.70    7,688,126   8.24
----------------------------------------------------------------------------------------------------------------------------------

  Cash and due from banks                            209,544              223,477             213,238              232,818
----------------------------------------------------------------------------------------------------------------------------------
  Bank premises and equipment, net                   103,534               95,868             104,030               96,229
----------------------------------------------------------------------------------------------------------------------------------
  Other assets                                       258,873              189,606             259,087              191,843
----------------------------------------------------------------------------------------------------------------------------------
  Less: allowance for loan losses                   (141,278)            (120,837)           (142,322)            (122,734)
----------------------------------------------------------------------------------------------------------------------------------
          Total assets                            $9,049,533           $8,001,407          $9,177,354           $8,086,282
------------------------------------------------============----------============--------============---------============-------


Interest-bearing liabilities
  Deposits:
----------------------------------------------------------------------------------------------------------------------------------
    Savings                                         $845,302   1.77      $856,469   1.93     $850,098    1.63     $852,765   1.93
----------------------------------------------------------------------------------------------------------------------------------
    Checking plus interest accounts                  756,388    .86       716,539   1.04      768,376     .78      721,104   1.03
----------------------------------------------------------------------------------------------------------------------------------
    Money market                                     790,391   3.07       773,069   3.06      814,554    2.95      765,622   3.12
----------------------------------------------------------------------------------------------------------------------------------
    Time deposits $100,000 and over                1,152,557   5.98       790,228   5.79    1,179,637    5.88      812,496   6.02
----------------------------------------------------------------------------------------------------------------------------------
    Other time deposits                            1,831,913   5.73     1,451,397   4.97    1,835,482    5.59    1,461,864   4.99
----------------------------------------------------------------------------------------------------------------------------------
          Total interest-bearing deposits          5,376,551   4.09     4,587,702   3.61    5,448,147    3.96    4,613,851   3.69
----------------------------------------------------------------------------------------------------------------------------------

  Short-term borrowings                              731,376   4.43       840,761   5.46      723,725    3.85      853,103   5.69
----------------------------------------------------------------------------------------------------------------------------------
  Long-term debt                                      92,449   6.64        82,648   6.83       92,351    6.62       82,614   6.83
----------------------------------------------------------------------------------------------------------------------------------
          Total interest-bearing funds             6,200,376   4.16     5,511,111   3.94    6,264,223    3.99    5,549,568   4.04
----------------------------------------------------------------------------------------------------------------------------------

  Noninterest-bearing deposits                     1,542,951            1,390,946           1,587,918            1,425,071
----------------------------------------------------------------------------------------------------------------------------------
  Other liabilities and accrued expenses             110,740               95,601             114,836              101,509
----------------------------------------------------------------------------------------------------------------------------------
          Total liabilities                        7,854,067            6,997,658           7,966,977            7,076,148
----------------------------------------------------------------------------------------------------------------------------------
  Shareholders' equity                             1,195,466            1,003,749           1,210,377            1,010,134
----------------------------------------------------------------------------------------------------------------------------------
    Total liabilities & shareholders' equity      $9,049,533           $8,001,407          $9,177,354           $8,086,282
------------------------------------------------============----------============--------============---------============-------

  Net interest rate spread                                     3.80%                4.18%               3.71%                4.20%
----------------------------------------------------------------------------------------------------------------------------------
  Effect of noninterest-bearing funds                          1.16                 1.09                1.13                 1.12
----------------------------------------------------------------------------------------------------------------------------------
  Net interest margin on earning assets                        4.96%                5.27%               4.84%                5.32%
-------------------------------------------------------------======---------------======--------------======---------------======-

* Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

** Balances reported at amortized cost; excludes pretax unrealized gains (losses) on securities available-for-sale.

                                                                     Page 7 of 8
[LOGO OF MERCANTILE]
                       MERCANTILE BANKSHARES CORPORATION
                   SUPPLEMENTAL LOAN INFORMATION BY QUARTER
                                (In thousands)


                                                                        2Q 01                1Q 01             2Q 00
                                                             --------------------------------------------------------
PERIOD-END LOANS BY TYPE
---------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                           $   909,407          $   833,530       $   747,253
---------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                   1,297,858            1,302,097         1,133,168
---------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                      1,631,233            1,617,377         1,428,254
---------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                     193,767              186,656           166,708
---------------------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                                  605,315              605,146           587,872
---------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                       2,285,559            2,243,212         2,050,215
---------------------------------------------------------------------------------------------------------------------
            TOTAL LOANS AT END OF PERIOD                          $ 6,923,139          $ 6,788,018       $ 6,113,470
-------------------------------------------------------------========================================================

NONPERFORMING LOANS BY TYPE
---------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                           $     3,120          $     3,294       $     2,484
---------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                       2,684                2,541             2,729
---------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                          5,407                5,945             6,950
---------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                           -                   73               122
---------------------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                                      225                  549                82
---------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                          26,902               20,365            14,103
---------------------------------------------------------------------------------------------------------------------
            TOTAL NONPERFORMING LOANS AT END OF PERIOD            $    38,338          $    32,767       $    26,470
-------------------------------------------------------------========================================================

LOANS PAST DUE 30-89 DAYS BY TYPE
---------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                           $       708          $     1,028       $     6,675
---------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                      14,190               11,779             9,100
---------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                         15,981               15,554             5,474
---------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                       1,432                1,000               799
---------------------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                                    5,047                8,250             4,141
---------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                          31,746               31,993            40,807
---------------------------------------------------------------------------------------------------------------------
           TOTAL LOANS PAST DUE 30-89 DAYS                        $    69,104          $    69,604       $    66,996
-------------------------------------------------------------========================================================

CHARGE-OFFS BY LOAN TYPE
---------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                           $         -          $         -       $         -
---------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                          52                   18               108
---------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                              9                    -               103
---------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                          79                   32                 -
---------------------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                                      756                  658               500
---------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                              67                  879                81
---------------------------------------------------------------------------------------------------------------------
            TOTAL CHARGE-OFFS                                     $       963          $     1,587       $       792
-------------------------------------------------------------========================================================

RECOVERIES BY LOAN TYPE
---------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                           $        29          $         -       $         1
---------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                          30                   25                52
---------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                              4                  113               160
---------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                          17                   20                46
---------------------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                                      432                  309               270
---------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                              81                  354               168
---------------------------------------------------------------------------------------------------------------------
            TOTAL RECOVERIES                                      $       593          $       821       $       697
-------------------------------------------------------------========================================================

                                                                     Page 8 of 8
[LOGO OF MERCANTILE]
                       MERCANTILE BANKSHARES CORPORATION
                 SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER


                                                                          2Q 01                 1Q 01              2Q 00
                                                                    -----------------------------------------------------

TRUST ASSET DATA (End of Period)                                                 (Dollars in millions)
-------------------------------------------------------------------------------------------------------------------------
Personal
-------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                               $     7,940           $     7,778          $   8,269
-------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                  2,622                 2,597              2,886
-------------------------------------------------------------------------------------------------------------------------
              Total Personal                                             10,562                10,375             11,155

Institutional
-------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                     6,116                 6,320              5,593
-------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                 21,976                21,539             23,192
-------------------------------------------------------------------------------------------------------------------------
              Total Institutional                                        28,092                27,859             28,785

Personal & Institutional Combined
-------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                    14,056                14,098             13,862
-------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                 24,598                24,136             26,078
-------------------------------------------------------------------------------------------------------------------------
              Total Assets Under Administration                     $    38,654           $    38,234          $  39,940
                                                                    =====================================================



OTHER INTANGIBLE ASSET INFORMATION                                                         (Dollars in thousands)
-------------------------------------------------------------------------------------------------------------------------
EOP Deposit Intangibles, Net                                        $     7,272           $     7,623          $   4,157
-------------------------------------------------------------------------------------------------------------------------
EOP Mortgage Servicing Rights, Net                                          423                   447                514
-------------------------------------------------------------------------------------------------------------------------
               EOP  Total Other Intangibles, Net                    $     7,695           $     8,070          $   4,671
--------------------------------------------------------------------=====================================================

Amortization of Deposit Intangibles and
       Mortgage Servicing Rights                                    $       429           $       410          $     285
--------------------------------------------------------------------=====================================================


PRINCIPAL BALANCE OF LOANS SERVICED FOR OTHERS                                             (Dollars in thousands)
-------------------------------------------------------------------------------------------------------------------------
EOP 1-4 Family Residential Mortgages (owned)                        $   358,117           $   377,265          $ 389,741
-------------------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (owned)                                      1,322,638             1,290,745            136,111
-------------------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (not owned)                                  3,638,769             3,455,800                  -
-------------------------------------------------------------------------------------------------------------------------
              EOP Total Principal Balance of
                 Loans Serviced For Others                          $ 5,319,524           $ 5,123,810          $ 525,852
--------------------------------------------------------------------=====================================================